EXHIBIT 10.52

                                  EXHIBIT VIII

                     [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                          COLLATERAL ACCOUNT AGREEMENT



                 This COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of August 25, 1995 and entered into by and between PLAYERS INTERNATIONAL, INC., a Nevada corporation ("Pledgor"), and FIRST INTERSTATE BANK OF NEVADA, N.A. ("FIB"), as administrative agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                 A. Secured Party, Lenders, FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers, have entered into a Credit Agreement dated as of August 25, 1995 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                 B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                 SECTION 1. Certain Definitions. The following terms used in this Agreement shall have the following meanings:

                 "Collateral" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other



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property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Collateral.

                 "Collateral Account" means the restricted deposit account established and maintained by Pledgor with Secured Party pursuant to Section 2(a).

                 "Secured Obligations" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudu-lent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

                 SECTION 2. Establishment and Operation of Collateral Account.

              (a) Pledgor hereby authorizes and directs Secured Party to establish and maintain at its office at the Funding and Payment Office, as a blocked account in the name of Pledgor but under the sole dominion and control of Secured Party, a restricted deposit account designated as "Players International, Inc. Collateral Account".

              (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

              (c) Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor with respect to any aspect of the operation of the Collateral Account.

              (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.




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                 SECTION 3.  Deposits of Cash Collateral.

              (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as follows:

                          Account No.:
                          ABA No.:
                          Reference:
                          Attention:

Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

              (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "Aggregate Available Amount") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a). If for any reason the aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse itself, as Administrative Agent, for the amount of such drawing. In the event of termination, cancellation or expiration of any Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 13, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Pledgor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.




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                 SECTION 4. Pledge of Security for Secured Obligations. Pledgor
hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations.

                 SECTION 5. No Investment of Amounts in the Collateral Account; Interest on Amounts in the Collateral Account.

              (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

              (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

              (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with
Section 5(b) shall be deposited directly in, and held in the Collateral Account and applied in accordance with Section 3(b).

               SECTION 6. Representations and Warranties. Pledgor represents and warrants as follows:

              (a) Ownership of Collateral. Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement.

              (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (i) the report required to be filed by Pledgor pursuant to Nevada Gaming Commission Regulation 8.130, (ii) authorization from any Gaming Authorities for the exercise by Secured Party of certain of its rights and remedies hereunder, and (iii) as may have been taken by or at the direction of Pledgor).




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              (c) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates, to the extent permitted by applicable law (including Gaming Laws) a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

              (d) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

               SECTION 7. Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

               SECTION 8. Transfers and other Liens. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

               SECTION 9. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

              SECTION 10. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13.

             SECTION 11. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody



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of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

                 SECTION 12. Remedies.

              (a) If any Event of Default or Potential Event of Default shall have occurred and be continuing, Secured Party may (i) transfer any or all of the Collateral to an account established in Secured Party's name (whether at Secured Party or otherwise) or (ii) otherwise register title to any Collateral in the name of Secured Party or one of its nominees or agents, without reference to any interest of Pledgor.

              (b) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral).

              (c) If the proceeds of any disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

              (d) Anything contained herein to the contrary notwithstanding, any of the Collateral consisting of cash held by Secured Party in the Collateral Account shall be subject to Secured Party's rights of set-off under subsection
10.4 of the Credit Agreement.

                 SECTION 13. Indemnity and Expenses.

              (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.




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              (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

              SECTION 14. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

                 SECTION 15. Secured Party as Administrative Agent.

              (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

              (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a



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successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

              SECTION 16. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

              SECTION 17. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

              SECTION 18. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.




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               SECTION 19. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               SECTION 20. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               SECTION 21. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE
OF NEVADA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of Nevada are used herein as therein defined.

               SECTION 22. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

              SECTION 23. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of



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any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

              SECTION 24. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.





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                 IN WITNESS WHEREOF, Pledgor and Secured Party have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                        PLAYERS INTERNATIONAL, INC., as Pledgor


                                        By: __________________________________
                                        Title:

                                        Notice Address:

                                        3900 Paradise Road, Suite 135
                                        Las Vegas, Nevada  89109
                                        Attention:  President and
                                                    Chief Financial Officer

                                        With copies to:

                                        Players International, Inc.
                                        3900 Paradise Road, Suite 135
                                        Las Vegas, Nevada  89109
                                        Attention:  Chief Financial Officer

                                        and

                                        Players International, Inc.
                                        3900 Paradise Road, Suite 135
                                        Las Vegas, Nevada  89109
                                        Attention:  General Counsel


                                       FIRST INTERSTATE BANK OF NEVADA, N.A., as
                                       Secured Party


                                       By: __________________________________
                                       Title:

                                       Notice Address:

                                       3800 Howard Hughes Parkway, Suite 400
                                       Las Vegas, Nevada  89109



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                                       Attention: Steve Byrne



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